ADMA Biologics Reports Second Quarter 2013 Financial and Operational Results

RAMSEY, N.J., August 12, 2013 - ADMA Biologics, Inc. (ADMA), a specialty immune globulin company that develops, manufactures and intends to market plasma-based biologics for the treatment and prevention of certain infectious diseases, today reported financial and operational results for the quarter ended June 30, 2013. Second quarter highlights include the following:

•	ADMA Biologic’s plasma collection facility received German Health Authority (GHA) certification for the sale of source plasma in Europe

•	Increased revenues generated from ADMA BioCenters year-over-year to $1.5 million

“During the second quarter, we continued to make progress with enrollment of our pivotal Phase III trial for RI-002 in patients with PIDD.  Additionally, our revenues continued to grow and we achieved GHA certification for our plasma collection center to complement the current FDA license for ADMA BioCenters,” stated Adam Grossman, President and Chief Executive Officer of ADMA.

Revenues

For the quarter ended June 30, 2013, product revenue increased to $0.7 million compared to $0.2 million for the same period in 2012. The increase in product revenue was primarily a result of the sale of normal source plasma to third party customers. Normal source plasma is collected at ADMA’s Georgia-based subsidiary, ADMA BioCenters, which is an FDA-licensed and GHA-certified plasma collection facility. Since inception, ADMA has generated revenues of $3.4 million from the sale of normal source human plasma collected at ADMA BioCenters.  License revenue for the quarter ended June 30, 2013 was $6,296 compared to no license revenue for the same period in 2012.  The increase in license revenue was attributed to the amortization of certain services provided by Biotest Pharmaceuticals, in accordance with the license agreement entered into with the Company.

Cost of Product Revenue

Cost of product revenue for the quarter ended June 30, 2013 was $0.5 million, compared to $0.1 million for the same period in 2012. The increase was a result of increased sales associated with the sale of normal source plasma through a supply agreement entered into in June 2012.

Operating Expenses

Research and development expenses for the quarter ended June 30, 2013 were $3.5 million, compared to $0.2 million for the same period in 2012. Research and development expenses increased primarily as a result of clinical, manufacturing, and regulatory costs associated with the commencement of ADMA’s Phase III clinical study for RI-002 during the first quarter of 2013, in addition to increased wages and benefits for new hires during the second half of 2012, which include the July 2012 appointment of a Chief Scientific and Medical Officer.

Plasma center operating expenses for the quarter ended June 30, 2013 were $0.5 million, compared to $0.4 million for the same period in 2012.  Plasma center operating expenses increased as a result of increased headcount and facility’s charges related to increased donor collections during the three months ended June 30, 2013

General and administrative expenses for the quarter ended June 30, 2013 were $1.1 million, compared to $0.7 million for the same period in 2012. General and administrative expenses increased as a result of a write off of deferred financing fees related to a proposed financing in 2013, along with increases in compensation and stock-based compensation costs.

Other Income (Expense)

Interest expense, net was $0.1 million for the three months ended June 30, 2013, compared to interest expense, net of $175 for the same period in 2012.  The increase in interest expense was attributed to interest expense incurred from the Hercules loan, which was executed in December 2012, along with related amortization of debt discount costs and deferred financing fees as of June 30, 2013 compared to having no notes payable as of June 30, 2012, offset by a change in the fair value of warrants issued to Hercules and insurance proceeds received by the Company during the three months ended June 30, 2013.

Net Loss

For the quarter ended June 30, 2013, ADMA reported a net loss was $4.9 million or $(0.83) per share, compared to a net loss of $1.2 million, or $(0.20) per share, in the same period of 2012. The increase in net loss is attributable to an increase in research and development expenses relating to the commencement of ADMA’s Phase III clinical study and related costs such as clinical, manufacturing, and regulatory fees, in addition to increased general and administrative expenses relating to financing charges, higher stock-based compensation charges and increased interest expense offset by increased revenues.

Cash Position and Accounts Receivable

As of June 30, 2013, the Company had cash and cash equivalents of $7.7 million, restricted cash of $0.5 million and accounts receivable of $0.2 million.

About ADMA Biologics, Inc.

ADMA is a specialty immune globulin company that develops, manufactures and intends to market plasma-based biologics for the treatment and prevention of certain infectious diseases. ADMA’s mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease or who may be immune-compromised for medical reasons. ADMA also operates ADMA Bio Centers, an FDA-licensed and GHA-certified source plasma collection facility located in Norcross, Georgia, which provides us with a portion of our blood plasma for the manufacture of RI-002.  For more information please visit the Company’s website at:  www.admabiologics.com

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward looking statements.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning the timing, progress and results of the clinical development, regulatory processes, potential clinical trial initiations, potential investigational new product applications, biologics license applications, and commercialization efforts of the Company's product candidate(s). Forward-looking statements are subject to many risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks listed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 6, 2013.Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward looking statements or to announce revisions to any of the forward-looking statements.

ADMA BIOLOGICS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30, 2013	For the Three Months Ended June 30, 2012	For the Six Months Ended June 30, 2013	For the Six Months Ended June 30, 2012

REVENUES

Product revenue	$736,974	$230,096	$1,529,909	$234,496

License revenue	6,296	-	6,296	-

TOTAL REVENUES	743,270	230,096	1,536,205	234,496

OPERATING EXPENSES

Cost of product revenue	485,761	141,870	1,014,807	144,070

Research and development expenses	3,470,350	178,674	4,937,934	260,494

Plasma center operating expenses	539,994	379,168	1,055,282	838,461

General and administrative expenses	1,090,292	736,924	2,521,398	1,411,513

TOTAL OPERATING EXPENSES	5,586,397	1,436,636	9,529,421	2,654,538

LOSS FROM OPERATIONS	(4,843,127)	(1,206,540)	(7,993,216)	(2,420,042)

OTHER INCOME (EXPENSE)
Interest income	3,003	2,923	3,513	9,990
Interest expense	(158,844)	(3,098)	(287,640)	(11,592)
Change in fair value of stock warrants	21,027	-	57,755	-
Other income	82,497	-	82,497	-
TOTAL OTHER INCOME (EXPENSE)	(52,317)	(175)	(143,875)	(1,602)

LOSS BEFORE INCOME TAXES	(4,895,444)	(1,206,715)	(8,137,091)	(2,421,644)

State income tax benefit	-	-	-	617,615
NET LOSS	$(4,895,444)	$(1,206,715)	$(8,137,091)	$(1,804,029)

NET LOSS PER SHARE – BASIC AND DILUTED	$(0.83)	$(0.20)	$(1.39)	$(0.39)

WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC AND DILUTED	5,871,002	5,910,965	5,871,002	4,637,017

CONDENSED BALANCE SHEET INFORMATION:

	June 30, 2013 (Unaudited)	*December 31, 2012
Assets
Cash and cash equivalents	$7,653,479	$12,535,672
Total Assets	$10,690,103	$15,555,419

Deficit accumulated during the development stage	$(45,246,419)	$(37,109,328)
Total Stockholders’ Equity	$1,727,970	$9,423,746

*Condensed from audited financial statements

Contact:

Brian Lenz, CPA
Vice President & Chief Financial Officer
201-478-5552
www.admabiologics.com
info@admabio.com